AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2003
                                                 REGISTRATION NO. 333-76242
=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                 PINOAK, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


     Nevada                          6770                      86-0983750
-----------------          --------------------------        ---------------
(State or other            (Primary Standard of              (IRS Employer
jurisdiction of             Industrial Classification         Identification
Incorporation or            or Code Number)                   Number)
Organization)

                                  Pinoak, Inc.
                            10801 E. Grove Street
                                Mesa, AZ  85208
                            Phone:  (480) 984-8446
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(Address and telephone number of principal executive offices and principal place of business.)
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                           Mr. Rick Jesky, President
                                 Pinoak, Inc.
                           10801 E. Grove Street
                               Mesa, AZ  85208
                           Phone:  (480) 984-8446
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           (Name, address and telephone number of service agent)

                                   Copies to:
                             Thomas C. Cook, Esq.
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada  89113
                             Phone:  (702) 952-8520
                             Fax:    (702) 952-8521

        Approximate date of proposed sale to the public: Not Applicable.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


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                          DEREGISTRATION OF SECURITIES
                                       AND
                      WITHDRAWAL OF REGISTRATION STATEMENT

     Pinoak, Inc., a Nevada corporation, filed an Amendment No. 9 to Registration Statement on Form SB-2 (File No. 333-76242) with the Securities and Exchange Commission on April 19, 2002. The Amendment No. 9 was declared effective on April 25, 2002. Pinoak then commenced an offering of its common stock pursuant to the Amendment No. 9 and Rule 419 of the Securities Act of 1933, as amended. Pinoak sold 2,399,334 shares of its common stock, $0.001 par value per share, at a purchase price of $0.025 per share in the offering. In accordance with Rule 419(b)(2)(i) and 419(b)(3), Pinoak placed $59,983.35 into an insured escrow account and the shares of Common Stock were also placed into the escrow account.

     Pinoak did not engage in any commercial or other business activities which generated cash flow after the offering. Pinoak is a "blank check" company which was formed with the intent of utilizing cash (derived from the proceeds of the offering), equity, debt or a combination thereof to effect a business combination with another entity with active business operations.

     Pinoak recently determined that it would be unable to consummate a business combination within the 18 month time period from the date of the effectiveness of its Registration Statement, as established by Rule 419(e)(2)(iv). As such, the funds in the escrow account were returned to the investors who purchased Common Stock in the offering. The shares of Common Stock in the escrow account were returned to Pinoak. In connection with these activities, Pinoak hereby files this post-effective amendment to remove from registration all of its shares of Common Stock that were sold in the offering and to confirm its withdrawal of the Registration Statement.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Mesa, Arizona, on October 31, 2003.

                                        PINAOK, INC.

                                        By: /s/ Rick Jesky
                                            ------------------------------
                                                Rick Jesky
                                                President

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Rick Jesky
--------------------------------------      Dated: October 31, 2003
    Rick Jesky
    President
    Chief Financial Officer,
    Director


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